UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
Form 8-K
___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014
_________________________________________

Vistaprint N.V.
(Exact Name of Registrant as Specified in Its Charter)
__________________________________________

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 23, 2014, Vistaprint N.V. (“we” or “Vistaprint”) entered into Amendment No. 2 (the “Amendment”) to the senior, secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, among Vistaprint and four of our subsidiaries, Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., and Vistaprint USA, Incorporated, as borrowers; the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders (as amended, the “Credit Agreement”).

The Amendment increases the lenders’ aggregate loan commitments under the Credit Agreement by $56 million, to a total of $850 million consisting of revolving loan commitments of $690 million and term loans with an outstanding amount of $160 million amortizing over the loan period. The Amendment also extends the maturity date of all loans under the Credit Agreement to September 23, 2019.

In addition, the Amendment changes certain of the financial covenants under the Credit Agreement, including by (i) amending the maximum permitted consolidated leverage ratio (calculated as the ratio of our consolidated indebtedness to our consolidated EBITDA for the most recent four-quarter period) to 4.50 to 1.00 as of the end of each quarter and (ii) adding a new covenant that the senior secured leverage ratio, which is the ratio of our consolidated senior secured indebtedness to our consolidated EBITDA for the most recent four-quarter period, not exceed 3.25 to 1.00 as of the end of each quarter.

Purchases of our ordinary shares, payments of dividends, mergers and acquisitions are subject to more restrictive consolidated leverage ratio thresholds under the Credit Agreement than those listed above when calculated on a pro forma basis in certain scenarios. Also the Credit Agreement limits the amount of purchases of our ordinary shares, payments of dividends, mergers and acquisitions, investments in joint ventures or minority interests, and consolidated capital expenditures that we may make. These limitations can include annual limits that vary from year-to-year and aggregate limits over the term of the Credit Agreement. Therefore, our ability to make desired investments may be limited during the term of the Credit Agreement.

We may from time to time, subject to the satisfaction of certain approvals and so long as no default or event of default has occurred and is continuing, increase the loan commitments under the Credit Agreement by up to $250 million by adding new commitments or increasing the commitment of willing lenders.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index attached to this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2014	VISTAPRINT N.V.

	By:	/s/Michael C. Greiner
Michael C. Greiner
Senior Vice President, Corporate Finance and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 2 dated as of September 23, 2014 to Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, among Vistaprint N.V., Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., and Vistaprint USA, Incorporated, as borrowers; the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders